PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2007
FINANCIAL RESULTS
-	Fourth Quarter Revenue of $47.0 Million and Non-GAAP Earnings Per Share of $0.08 -
-	Full Year Revenue of $154.3 Million and Non-GAAP Earnings Per Share of $0.11 -
Fourth Quarter and Full Year 2007 Highlights:
•	Fourth quarter total revenues of $47.0 million; up 53.9% from the fourth quarter of 2006

•	Full year 2007 total revenues of $154.3 million; up 57.3% from full year 2006

•	Gross margin was 82.9% for the fourth quarter and 82.3% for the full year

•	GAAP loss per share was $(0.03) for the quarter and $(0.32) for the full year;

•	Non-GAAP earnings per share was $0.08 for the quarter and $0.11 for the full year

•	Launched 10 products in 2007 contributing to significant revenue growth and further establishing the platform for 2008

•	NeoDisc™ clinical trial continues to progress with current enrollment over 75%

SAN DIEGO, February 19, 2008 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter and full year ended December 31, 2007.
The Company reported fourth quarter revenues of $47.0 million, a 53.9% increase over the $30.5 million for the fourth quarter of 2006 and a 21.8% increase over the $38.5 million for the third quarter of 2007. Full year 2007 revenues were $154.3 million, a 57.3% increase over the $98.1 million reported for the full year 2006.
Gross profit for the fourth quarter of 2007 was $38.9 million and gross margin was 82.9%, compared to a gross profit of $25.3 million and a gross margin of 83.1% in the fourth quarter of 2006. For the third quarter of 2007, gross profit was $31.6 million and gross margin was 82.0%. Gross profit for the full year 2007 was $126.9 million and gross margin was 82.3%, compared to a gross profit of $79.1 million and a gross margin of 80.6% for the full year 2006.
Total operating expenses for the fourth quarter of 2007 were $41.2 million, compared with $29.5 million in the fourth quarter of 2006 and $35.2 million in the third quarter of 2007. Full year 2007 operating expenses were $144.2 million compared to $133.3 million reported for the full year 2006. The higher operating expense in the 2007 periods resulted from continued investment in the Company’s next generation MAS™ products, additional sales costs directly associated with higher revenue, and a full year of enrollment in the NeoDisc clinical trial.
On a GAAP basis, the Company reported a net loss of $1.1 million or $(0.03) per share for the fourth quarter of 2007 and a loss of $11.3 million or $(0.32) per share for the full year 2007. On a non-GAAP basis, the Company reported net income of $2.9 million, or $0.08 per share, for the fourth quarter of 2007, and net income of $3.9 million, or $0.11 per share, for the full year 2007. The non-GAAP earnings per share calculations exclude, for the fourth quarter and full year, respectively, (i) stock based compensation of $3.6 million and $13.6 million, and (ii) amortization of acquired intangible assets of $0.4 million and $1.5 million.
Cash, cash equivalents and short and long-term investments were $89.7 million at December 31, 2007.
Alex Lukianov, Chairman and Chief Executive Officer, said, “2007 was another successful year for NuVasive. We continue to penetrate the U.S. market with our unique product offering. The adoption of SpheRx II®, DBR II® and XLP™ Lateral Plate has strengthened our MAS platform since mid-year. Our strategy of broadening the applications of the XLIF® procedure also continues to produce success, as surgeons further leverage our unique lateral approach into adult degenerative scoliosis and other procedures in the thoracic spine.”
Mr. Lukianov continued, “During 2008, we plan to achieve even deeper product penetration and expand our market share in the U.S. Our focus is to strengthen our existing positions in the lumbar and nerve monitoring market segments while simultaneously growing our cervical and thoracic positions. We plan to grow our cervical market share in 2008 with the introduction of key products such as our Helix™ anterior cervical plates and VuePoint™ posterior cervical system.

Our NeuroVision® platform will expand with the introduction of a next generation NeuroVision nerve monitoring system that will offer full spinal cord monitoring. Our focus on infrastructure enhancements to support this growth will continue, including a move to our new corporate headquarters campus and implementation of a more scalable ERP system. We believe the substantial momentum our sales force has generated, coupled with our commitment to product and technique innovation, will continue to drive our annual growth in the mid-30 percent range to $500 million over the next several years.”
Guidance
NuVasive also provided 2008 financial guidance as follows:
Full Year 2008 Guidance:
Revenue: $204 million to $208 million
Gross margin: 81% to 82%
Stock-based compensation: $19.0 million to $20.0 million
GAAP earnings per share: $0.02 to $0.05
Non-GAAP earnings per share: $0.56 to $0.59
First Quarter 2008 Guidance:
Revenue: $47 million to $48 million
GAAP loss per share: $(0.13) to $(0.11)
Non-GAAP earnings per share: $0.01 to $0.03
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share and non-GAAP net loss per share, which exclude stock based compensation and charges directly related to acquisition transactions such as in-process research and development, milestone payments, amortization of the acquired technology assets and certain non-recurring internal costs incurred as a result of acquisition transactions. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Fourth Quarter 2007 Results

(in thousands, except per share amounts)
GAAP net loss	$(1,146)
Stock based compensation (B)	3,644
Amortization of acquired intangible assets (C)	381

Non-GAAP earnings	$2,879

GAAP net loss per share (A)	$(0.03)
Stock based compensation (B)	0.10
Amortization of acquired intangible assets (C)	0.01

Non-GAAP earnings per share (A)	$0.08

Shares used in computing GAAP net loss per share (A)	35,207

Shares used in computing non-GAAP earnings per share (A)	37,130

Reconciliation of First Quarter and Full Year 2008 Guidance

	Range for Three Months		Range for Year Ending
	Ending March 31, 2008		December 31, 2008
(in thousands, except per share amounts)	Low	High	Low	High
GAAP net loss per share (A)	$(0.13)	$(0.11)	$0.02	$0.05
Stock based compensation (B)	0.13	0.13	0.50	0.50
Amortization of acquired intangible assets (C)	0.01	0.01	0.04	0.04

Non-GAAP earnings per share (A)	$0.01	$0.03	$0.56	$0.59

Shares used in computing GAAP net loss per share (A)	35,700	35,700

Shares used in computing GAAP earnings per share (A)			38,100	38,100

Share used in computing non-GAAP earnings per share (A)	37,600	37,600	38,100	38,100

A	– GAAP net loss per share is calculated using basic weighted shares outstanding; GAAP and Non-GAAP earnings per share is calculated using diluted weighted shares outstanding,

B	– Non-cash stock-based compensation.

C	– Amortization of technology assets purchased in 2005 and 2007.
Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through March 19, 2008. In addition, a telephonic replay of the call will be available until March 11, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 269394.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS™, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenues	$46,930	$30,488	$154,290	$98,091
Cost of goods sold	8,040	5,156	27,382	19,028

Gross Profit	38,890	25,332	126,908	79,063

Operating expenses:
Sales, marketing and administrative	34,567	25,078	119,579	94,632
Research and development	6,667	4,449	24,581	18,541
NeoDisc technology costs	—	—	—	20,116

Total operating expenses	41,234	29,527	144,160	133,289
Interest and other income, net	1,198	1,512	5,987	6,316

Net loss	$(1,146)	$(2,683)	$(11,265)	$(47,910)

Net loss per share:
Basic and diluted	$(0.03)	$(0.08)	$(0.32)	$(1.47)

Weighted average shares — basic and diluted	35,207	33,281	34,782	32,501

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$3,081	$2,632	$11,404	$10,581
Research and development	563	547	2,217	2,764

	$3,644	$3,179	$13,621	$13,345

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$61,915	$41,476
Short-term marketable securities	19,247	73,930
Accounts receivable, net	27,496	18,960
Inventory, net	36,280	18,636
Prepaid expenses and other current assets	1,240	1,716

Total current assets	146,178	154,718
Property and equipment, net of accumulated depreciation	43,538	30,573
Intangible assets, net of accumulated amortization	24,496	8,441
Long-term marketable securities	8,536	1,996
Other assets	2,939	456

Total assets	$225,687	$196,184

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$13,839	$8,937
Accrued payroll and related expenses	12,075	8,477
Royalties payable	2,076	1,068

Total current liabilities	27,990	18,482
Long-term liabilities	1,119	1,399
Commitments and contingencies
Stockholders’ equity:
Common stock, 70,000 shares authorized 35,330 and 33,929 issued and outstanding at December 31, 2007 and 2006, respectively	35	34
Additional paid-in capital	364,469	333,009
Accumulated other comprehensive loss	54	(25)
Accumulated deficit	(167,980)	(156,715)

Total stockholders’ equity	196,578	176,303

Total liabilities and stockholders’ equity	$225,687	$196,184

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2007	2006

Operating activities:
Net loss	$(11,265)	$(47,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,952	8,350
Stock-based compensation	13,621	13,345
NeoDisc technology costs	—	8,060
Other non-cash adjustments	1,896	2,289
Changes in operating assets and liabilities:
Accounts receivable	(9,418)	(7,422)
Inventory	(18,339)	(8,878)
Prepaid expenses and other current assets	349	(220)
Accounts payable and accrued liabilities	5,719	3,987
Accrued payroll and related expenses	3,598	2,794

Net cash used in operating activities	(887)	(25,605)
Investing activities:
Cash paid for acquisition of Radius Medical LLC	(6,970)	—
Purchases of property and equipment	(24,403)	(20,396)
Sales of short-term investments	129,818	63,525
Purchases of short-term investments	(75,135)	(130,510)
Sales of long-term investments	17,000	—
Purchases of long-term investments	(25,533)	(1,996)
Other assets	(490)	(452)

Net cash provided by (used in) investing activities	14,287	(89,829)
Financing activities:
Payment of long-term liabilities	(300)	(300)
Issuance of common stock, including net proceeds from secondary offering	7,339	144,665

Net cash provided by financing activities	7,039	144,365
Increase in cash and cash equivalents	20,439	28,931
Cash and cash equivalents at beginning of period	41,476	12,545

Cash and cash equivalents at end of period	$61,915	$41,476